EXHIBIT 24

POWER OF ATTORNEY

WHEREAS, HealthMarkets, Inc., a Delaware corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, an Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his or her name, respectively;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Phillip J. Hildebrand and Steven P. Erwin and each of them individually, his/her attorney with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 17th day of March, 2010.

/s/  Phillip J. Hildebrand
Phillip J. Hildebrand, Director
President and Chief Executive Officer

/s/  Steven P. Erwin
Steven P. Erwin, Executive Vice President and
Chief Financial Officer

/s/  Connie Palacios
Connie Palacios, Vice President, Controller and
Principal Accounting Officer

/s/  Chinh E. Chu
Chinh E. Chu, Director and Chairman

/s/  Jason K. Giordano
Jason K. Giordano, Director

/s/   Adrian M. Jones
Adrian M. Jones, Director

/s/  Mural R. Josephson
Mural R. Josephson, Director

/s/  David K. McVeigh
David K. McVeigh, Director

/s/  Sumit Rajpal
Sumit Rajpal, Director

/s/  Steven J. Shulman
Steven J. Shulman, Director

/s/  Ryan M. Sprott
Ryan M. Sprott, Director